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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-43898, No. 333-51549 and No. 333-62676) pertaining to the
Westcorp 1991 Stock Option Plan, the Westcorp Employee Stock Ownership Plan and the Westcorp 2001 Stock Option Plan, respectively, and in the related prospectus' of our report dated January 22, 2002, with respect to the consolidated financial statements of Westcorp and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

Los Angeles, California
March 25, 2002